Exhibit 99.1

Corrected Affiliate Terminal & Loading Rack Volumes
(First Quarter 2015 and 2016 and Fiscal Year 2015)

	Quarter Ended March 31, 2015	Fiscal Year Ended December 31, 2015	Quarter Ended March 31, 2016
Affiliate terminal & loading rack volumes
Reported	272,276	279,066	385,538
El Dorado crude tanks adjustments	41,647	112,225	(28,516)
Corrected Affiliate Volumes	313,923	391,291	357,022

Total volumes
Reported	953,892	995,825	1,144,914
El Dorado crude tanks adjustments	41,647	112,225	(28,516)
Corrected Total Volumes	995,539	1,108,050	1,116,398